WELLS FARGO HOME MORTGAGE Logo	Wells Fargo Home Mortgage
One Home Campus
Des Moines, IA 50328-0001

WELLS FARGO BANK, N.A.
SERVICER COMPLIANCE STATEMENT
FORM 1123

1.
I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. (“Wells Fargo”) hereby state that a review of the activities of Wells Fargo during the calendar year of 2008 and of Wells Fargo’s performance under the servicing agreement(s) listed on the attached Exhibit A (the “Servicing Agreement(s)”) has been made under my supervision.

2.	To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2008.

/s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

February 27, 2009

Wells Fargo Home Mortgage
is a division of Wells Fargo Bank, N.A.

Exhibit A

CLIENT	INV#	INV	MASTER SERVICER/TRUSTEE	DEAL NAME
708	H78	BANK OF AMERICA	LASALLE	BAFC2008-01*C
106	S18	BANK OF AMERICA	LASALLE	BAFC2008-01*P
106	Y82	EMC	LASALLE	BSABS2006-HE3
106	Z43	EMC	LASALLE	BSABS2006-HE4